                          GOLD BANC CORPORATION, INC.
     SPECIAL MEETING # 2 - FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.
                            YOUR VOTE IS IMPORTANT!
                     UNDER KANSAS LAW, THE FAILURE TO VOTE

May Effect the Ability to obtain a Quorum; Only Votes For or Against will affect the Result.

      Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted.

      1. Mark your vote for the proposal in one of the three boxes below. This Proxy is one of four meetings during March 2000. PLEASE RETURN PROXY CARDS FOR EACH TRANSACTION WHEN RECEIVED.

      2. Please sign exactly as your name or names appear on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation, or other entity, the full title as such should be given.

      3. Mail the completed card with signature in the enclosed reply envelope to:

          American Stock Transfer and Trust Company
          40 Wall Street
          New York, NY 10005

      If you have any questions regarding completion of this proxy card, contact Keith E. Bouchey at Gold Banc Corporation, Inc. at ( 913) 451-8050.

                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X] Please mark your votes as in this example.

The Board of Directors Recommends a Vote FOR the FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC. Proposal:

     Approval of the Agreement and Plan of Reorganization, dated as of October 19, 1999, as amended by and among Gold Banc Corporation Inc. and First Business Bancshares of Kansas City, Inc. (the "Agreement").

   FOR [_]   AGAINST [_]   ABSTAIN [_]

     Specify your choice by marking the appropriate box. If not otherwise specified, this proxy will be voted for the approval of the Agreement. The named proxies may vote in their discretion upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, including witout limitation upon any proposal to postpone or adjourn the Special Meeting.

PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

Should any joint tenants be deceased, please attach certified copy of the death certificate or affidavit of death.


____________________    __________________________    __________________________
   SIGNATURE(s)                PRINTED NAME              TITLE (If Applicable)



______________________________________________________  _____________ 2000
          SIGNATURE(s) IF HELD JOINTLY                          DATED


Note: Please sign exactly as name appears on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.

                              SPECIAL MEETING # 2

                         PROXY/VOTING INSTRUCTION CARD

                          GOLD BANC CORPORATION, INC

                                  COMMON STOCK

Proxy for Special Meeting #2 on First Business Bancshares of Kansas City, Inc.
                  of Stockholders to be held on March 6, 2000

     The undersigned hereby appoints Michael W. Gullion and Keith E. Bouchey and any one or more of them, with full power of substitution, as a proxy or proxies to vote all shares of common stock of the undersigned as specified on the reverse side at the special meeting of stockholders of Gold Banc Corporation, Inc. to be held on March 6, 2000, and any adjournment or postponements thereof.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED PREPAID ENVELOPE.

               (Continued and to be signed on the reverse side)